SCHEDULE 14A INFORMATION

  Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
                                     1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]
Check the appropriate box:
[ ]   Preliminary Proxy Statement
[ ]   Confidential, For Use of the Commission Only (as permitted by Rule 14a-
      6(e)(2)
[X]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ] Soliciting Material Pursuant to <section> 240.14a-11(c) or <section> 240.14a-12

                               THE STROBER ORGANIZATION, INC.

               (Name of Registrant as Specified In Its Charter)

                                                   N/A

    (Name of Person(s) Filing Proxy Statement if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
      Item 22(a)(2) of Schedule 14A.
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1)    Title of each class of securities to which transaction applies:

            ___________________________________________________________________

      2)    Aggregate number of securities to which transaction applies:

            ___________________________________________________________________

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

            ___________________________________________________________________

      4)    Proposed maximum aggregate value of transaction:

	    ____________________________________________________________________

      5)    Total fee paid:

            ____________________________________________________________________

[ ]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)    Amount Previously Paid:
            ________________________________________________________________

      2)    Form, Schedule or Registration Statement No.:
            ________________________________________________________________

      3)    Filing Party:
            ________________________________________________________________

      4)    Date Filed:
            ________________________________________________________________

                        THE STROBER ORGANIZATION, INC.
                              550 HAMILTON AVENUE
                           BROOKLYN, NEW YORK  11232

                            ______________________

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD JULY 11, 1996

                            ______________________

      The 1996 Annual Meeting of Stockholders of The Strober Organization, Inc. (the "Company") will be held on July 11, 1996 at 10 o'clock a.m. at the offices of Sills Cummis Zuckerman Radin Tischman Epstein & Gross, P.A., One Riverfront Plaza, Newark, New Jersey 07102, for the following purposes:

         1. To elect two (2) Class I directors to serve for a term of three years and until their successors are duly elected and qualified (Proposal 1).

         2. To approve the adoption of The Strober Organization, Inc. 1996 Outside Director Stock Option Plan granting options for 75,000 shares of Company Common Stock to the Company's outside independent directors (Proposal
2).

         3. To ratify the appointment of KPMG Peat Marwick LLP as independent public accountants of the Company for the fiscal year ending December 31, 1996 (Proposal 3).

         4. To transact such other business as may properly come before the meeting, or any adjournment thereof.

      The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

      Only Stockholders of record at the close of business on May 22, 1996 shall be entitled to notice of and to vote at the meeting, or any adjournment thereof.

      We enclose in this mailing the Notice of 1996 Annual Meeting of Stockholders, Proxy Statement, Proxy and Annual Report of the Company for the fiscal year ended December 31, 1995.

                                             By Order of the Board of Directors

                                             David J. Polishook
                                             Secretary

June 14, 1996
                            YOUR VOTE IS IMPORTANT

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. HOWEVER, TO ENSURE YOUR REPRESENTATION AT THE MEETING, PLEASE COMPLETE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED, WHICH DOES NOT REQUIRE POSTAGE IF MAILED IN THE UNITED STATES. GIVING YOUR PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING, BUT WILL HELP TO ASSURE A QUORUM AND AVOID FURTHER PROXY SOLICITATION COSTS.

                        THE STROBER ORGANIZATION, INC.
                              550 Hamilton Avenue
                           Brooklyn, New York 11232

                              ___________________

                                PROXY STATEMENT

                              ___________________

         This statement is furnished to the Stockholders (the "Stockholders") of The Strober Organization, Inc. (the "Company" or "Strober") in connection with the solicitation by the Board of Directors of the Company (the "Board") of proxies to be used at the Annual Meeting of Stockholders (the "Meeting") to be held on July 11, 1996, or at any adjournment or adjournments thereof, for the purposes set forth in the attached Notice of Meeting. Copies of this Proxy Statement and the form of proxy are being mailed to all Stockholders on or about June 14, 1996

         Properly executed proxies will be voted in the manner directed by a Stockholder and, if no direction is given, will be voted for the election of the nominees named under the caption "Election of Directors" as directors of the Company and for Proposals 2 and 3. Any proxy may be revoked by a Stockholder at any time prior to its exercise (such as by giving notice of revocation in writing to the Secretary of the Company, by delivery of a later dated proxy, or if the Stockholder attends the Meeting, by oral notice to the Secretary of the Meeting and by voting the shares in person). Mere attendance at the Meeting, without giving notice of revocation of the proxy as set forth above, will not revoke the proxy.

         Only Stockholders of record at the close of business on May 22, 1996 will be entitled to notice of and to vote at the Meeting or any adjournment or adjournments thereof. As of May 22, 1996, there were 5,027,447 outstanding shares of the Company's common stock ("Common Stock"), which is the only outstanding class of voting securities of the Company. Each outstanding share of Common Stock is entitled to one vote on each matter to be voted upon. Directors will be elected by a plurality of the votes cast at the Meeting. The Company's By-laws provide that Stockholders holding a majority of the shares of Common Stock will constitute a quorum at meetings of stockholders.


PRINCIPAL STOCKHOLDERS

         The following table, prepared from the records of the Company and from information furnished to it, sets forth, as of May 22, 1996, the name and holdings of each person (including any "group" as defined in Section 13(d) of the Securities Exchange Act of 1934) known by the Company to be the beneficial owner of more than five percent of its Common Stock. Unless otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

NAME AND ADDRESS OF                       COMMON STOCK         PERCENT
 BENEFICIAL OWNER                      BENEFICIALLY OWNED      OF CLASS

Sue Strober (1)(4)                         948,951             18.9%
  c/o The Strober Organization, Inc.
  550 Hamilton Avenue
  Brooklyn, New York 11232

Robert J. Gaites (2)(4)                     457,135             9.1%
  c/o The Strober Organization, Inc.
  550 Hamilton Avenue
  Brooklyn, New York 11232

John Yanuklis (3)(4)                        453,255             9.0%
  c/o The Strober Organization, Inc.
  550 Hamilton Avenue
  Brooklyn, New York 11232

John T. Guerin (4)                          422,250             8.4%
  14 Summit Road
  Morristown, New Jersey 07960

Gordon Sandler (4)                          384,486             7.6%
  6468 Via Rosa
  Boca Raton, Florida  33433

___________________

         (1) Includes an aggregate of 84,650 shares held in trusts of which Ms. Strober is the trustee for her son and daughter. Ms. Strober disclaims beneficial ownership of such shares. Includes an aggregate of 2,250 shares which have previously been transferred to third parties but have not yet been registered in such parties' names.

         (2) Excludes 25,000, 25,000, 37,500 and 25,553 shares of Common Stock subject to presently exercisable options held by Mr. Gaites at exercise prices of $1.75, $4.75, $3.625 and $4.50 per share which expire on December 31, 1996, 1997, March 8, 2000 and March 12, 2001, respectively. Includes 2,000 shares held by Mr. Gaites' spouse as trustee for their son. Mr. Gaites disclaims beneficial ownership of such shares.

         (3) Excludes 9,000, 14,286, 22,737, 23,503 and 27, 378 shares of
Common Stock subject to presently exercisable options held by Mr. Yanuklis at exercise prices of $1.125, $1.75, $4.75, $3.625 and $4.50 per share of which 23,286 expire on December 31, 1996, 22,737 expire on December 31, 1997, 23,503 expire on March 8, 2000 and 27,378 expire on March 12, 2001.

         (4) The above-named beneficial owner is a party to an agreement providing such beneficial owner with a right of prior notice and first refusal to purchase shares of the Company's Common Stock which any other party to the agreement desires to sell. (See "Certain Transactions")

                             ELECTION OF DIRECTORS

                                 (Proposal 1)

         The By-laws of the Company provide that there shall be not less than 3 nor more than 20 directors. The number of directors of the Company is presently fixed by resolution of the Board at 7. Messrs. Bernstein, Gaites and Yanuklis have served as directors of the Company since the Company's initial public offering in 1986; Mr. Zieky became a director in January 1988; Messrs. Murstein and Solimine were elected as directors in July 1989 and Mr. Mangino was elected as a director in May 1992. Pursuant to the amendment to the Company's Certificate of Incorporation which was approved by the Stockholders of the Company at the 1995 Annual Meeting of Stockholders, the Board of Directors consists of three classes of directors serving staggered terms of office with each class to consist, as nearly as possible, of one-third of the total number of directors constituting the entire Board of Directors. Upon the expiration of the term of office for a class of directors, the nominees for that class are elected for a three year term to serve until the election and qualification of their successors. Unless otherwise specified, each properly executed proxy received will be voted for the election of the two Class I nominees named below as directors to serve until the 1999 Annual Meeting of Stockholders or until their respective successors shall be elected and shall qualify. Each of the nominees has consented to be named as a nominee in the Proxy Statement and to serve as a Class I director if elected.

         Should any nominee become unable or unwilling to accept a nomination or election, the persons named in the enclosed proxy will vote for the election of a nominee designated by the Board.

         The following table, prepared from the records of the Company and from information furnished to it, sets forth, as of May 22, 1996, the name and position, age and biographical data of each Class I nominee for director of the Company.

CLASS I NOMINEES FOR DIRECTOR (TERM TO EXPIRE AT 1999 STOCKHOLDER MEETING)

NAME AND                                              Biographical
 POSITION                           AGE                  DATA(1)

EMIL W. SOLIMINE                    51                Mr. Solimine is the Chairman
Class I Director of the Company                       of the Board of Directors and Chief Executive Officer of Emar Group, Inc., an
                                                      insurance brokerage concern which he started in 1971 and which has served as insurance broker for  the Company's property and casualty insurance since
                                                      1983.  Mr. Solimine is also a director of DiGiorgio Corporation, an independent wholesale food distributor.


ELIOTT ZIEKY                        44                Mr. Zieky has been with the
Senior Vice President                                 Company since 1988 as a Senior
and Class I Director of the Company                   Vice President, and with his cousin, Edward Zieky, manages its Hartford,
                                                      Connecticut region.  He was an officer of The General Building Supply Company prior to its acquisition by the Company.  He has over 20 years of experience in the industry.

      The following table, prepared from the records of the Company and from information furnished to it, sets forth, as of May 22, 1996, the name and position, age and biographical data of each Class II Director and Class III Director of the Company.


CLASS II DIRECTORS (TERM TO EXPIRE AT 1997 STOCKHOLDER MEETING)

ROBERT J. GAITES                    54                Mr. Gaites has been with the
Chairman of the Board,                                Company since 1976.  He was
Class II Director,                                    Senior Vice President since
Chief Executive Officer                               1986 and CEO since June
and President of the Company                          1991.  He has 29 years of experience in the industry.

JOSEPH MANGINO, SR.                 59                Mr. Mangino has been
Class II Director of the Company                      the President of Metropolitan Trucking, Inc. a privately held trucking company since 1980.  He is a regional director of Bank of New York, National Community
                                                      Division.

CLASS III DIRECTORS (TERM TO EXPIRE AT 1998 STOCKHOLDER MEETING)

DAVID W. BERNSTEIN                  70                Mr. Bernstein is an attorney
Class III Director of the Company                     engaged in private practice
                                                      and served as general counsel
                                                      to the Company from 1953 through 1990.

ALVIN MURSTEIN                      61                Mr. Murstein has been
Class III Director of the Company                     President and Chairman of the Board of Directors of Tri-Magna Corporation, the
                                                      parent corporation of Medallion Funding Corp., since 1989 and the President and Chairman of the Board of Directors of Medallion Funding Corp. since 1979.

JOHN YANUKLIS                       59                Mr. Yanuklis has been with
Executive Vice President                              the Company since 1981 and
and Class III Director of                             manages its Hudson Valley,
the Company                                           New York region.  He was a Senior Vice President since 1986 and an Executive
                                                      Vice President since June 1992.  He has over 30 years of experience in the industry.

________________________

         (1) The Strober Organization, Inc. was organized in connection with the Company's initial public offering in 1986 to act as the parent of the companies previously conducting the Strober business. References to employment with the "Company" in the table above, where appropriate, include positions with Strober's predecessor companies.


         The Company's Board held four meetings during the fiscal year ended December 31, 1995. Each director attended all of the meetings of the Board and its committees held during such year, except for one director who missed one Board meeting.

         The Expansion Committee, the function of which is to review management's progress in expanding the Company's product lines, enhancing its existing building supply center network and expanding that network, did not hold any meetings in 1995. The members of the Expansion Committee for 1995 were Messrs. Bernstein, Gaites, Mangino and Yanuklis.

         The Company has a Compensation Committee, the function of which is to establish, in conjunction with the Company's Board, salaries, bonuses and other forms of compensation for senior executives of the Company. The Compensation Committee held one meeting in 1995 and entered into two written consents without a meeting during that time. The members of the Compensation Committee for the fiscal year ended December 31, 1995 were Messrs. Bernstein, Gaites, Mangino, Solimine and Yanuklis.

         The Company has a Facility Leasing Independent Committee, the function of which is to review and negotiate the Company's related party facility leases and/or seek to review alternative sites for consideration. The Facility Leasing Independent Committee did not hold any meetings in 1995. The members of the Facility Leasing Independent Committee for 1995 were Messrs. Mangino, Murstein and Solimine.

         The Company has a 1986 Stock Option Plan Committee, the function of which is to grant stock options to key employees of the Company and its subsidiaries under the Company's Restated 1986 Non-Qualified Stock Option Plan. The Plan Committee held one meeting in 1995 and entered into one written consent without a meeting during that time. The members of the Plan Committee for the fiscal year ended December 31, 1995 were Messrs. Bernstein, Murstein and Solimine.

         The Company's 1993 Outside Director Stock Plan Committee was established upon the ratification of the 1993 Outside Director Stock Option Plan by the Stockholders at the 1993 Annual Meeting. For the fiscal year ended December 31, 1995, Messrs. Gaites, Yanuklis and Zieky served on this Committee and held one meeting in 1995.

         The Company has an Audit Committee, the purposes of which are to oversee the financial reporting and disclosures of the Company, monitor compliance with financial reporting requirements and the Company's internal control and credit policies, review the role of the Company's independent accountants and pass upon the fairness of transactions between the Company and its affiliates, officers, directors or employees or any other related party transactions. The Audit Committee held two meetings in 1995. The members of the Audit Committee for the fiscal year ended December 31, 1995 were Messrs. Bernstein, Mangino, Murstein and Solimine.

         The Company has no standing Nominating Committee.

         Other than Eliott Zieky and his first cousin Edward N. Zieky, Senior Vice President of the Company, there are no other family relationships between any executive officers or directors of the Company.

SECURITY OWNERSHIP OF MANAGEMENT

         The following table, prepared from the records of the Company and from information furnished to it, sets forth, as of May 22, 1996, the number of shares of Common Stock beneficially owned by each director and nominee, the chief executive officer and the four other most highly compensated executive officers (collectively, the "Named Executive Officers") and all directors and executive officers of the Company as a group. Unless otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

                                                             COMMON STOCK
NAME OF BENEFICIAL OWNER                                  BENEFICIALLY OWNED               PERCENT OF CLASS
Robert J. Gaites                                                      457,135 (1)(8)             9.1%
David W. Bernstein                                                     29,100 (2)(3)               *
Joseph Mangino, Sr.                                                    10,500 (3)                  *
Alvin Murstein                                                         15,000 (3)                  *
Emil W. Solimine                                                       18,500 (3)(4)               *
John Yanuklis                                                         453,255 (5)(8)             9.0%
Edward Zieky                                                                0 (6)(8)               *
Eliott Zieky                                                                0 (6)(8)               *
Richard Schaefer                                                        3,120 (7)                  *
All Officers and Directors as a group                                1,092,779                   21.7%
(12 persons) (9)

________________________
* Less than one percent of the outstanding shares of Common Stock.

         (1) Excludes 25,000, 25,000, 37,500 and 25,553 shares of Common Stock subject to presently exercisable options held by Mr. Gaites at exercise prices of $1.75, $4.75, $3.625 and $4.50 per share which expire on December 31, 1996, 1997, March 8, 2000 and March 12, 2001, respectively. Includes 2,000 shares held by Mr. Gaites' spouse as trustee for their son. Mr. Gaites disclaims beneficial ownership of such shares.

         (2) Includes 100 shares owned by Mr. Bernstein's wife. Mr. Bernstein disclaims beneficial ownership of such shares. Excludes 100,000 shares of Common Stock subject to a presently exercisable warrant held by Mr. Bernstein at an exercise price of $12.00 per share which expires on November 7, 1996.

         (3) Excludes 12,500 and 18,750 shares subject to presently exercisable options and 18,750 shares subject to options still requiring Stockholder ratification each held by the outside directors at an exercise price of $4.75, $3.625 and $4.50 per share which expire on March 9, 1997, March 8, 2000 and March 12, 2001, respectively.

         (4) 1,000 of these shares are owned by Emar, Ltd., of which Mr. Solimine is the sole shareholder and 17,500 of these shares are owned by Deye Limited Partnership of which Mr. Solimine is a general partner.

         (5) Excludes 9,000, 14,286, 22,737, 23,503 and 27,378 shares of Common
Stock subject to presently exercisable options held by Mr. Yanuklis at exercise prices of $1.125, $1.75, $4.75,$3.625 and $4.50 per share of which 23,286 expire on December 31, 1996, 22,737 expire on December 31, 1997, 23,503 expire on March 8, 2000 and 27,378 expire on March 12, 2001.

         (6) Excludes 1,684, 10,152 and 9,031 shares of Common Stock subject to a presently exercisable option held by each of Edward and Eliott Zieky at an exercise price of $4.75, $3.625 and $4.50 per share which expire on December 31, 1997, March 8, 2000 and March 12, 2001, respectively.

         (7)  Excludes 22,500, 51,429, 15,789, 27,586 and 22,222 shares of
Common Stock subject to presently exercisable options held by Mr. Schaefer at exercise prices of $1.125, $1.75, $4.75, $3.625 and $4.50 per share, respectively. Of these options, 73,929 expire on December 31, 1996, 15,789 expire on December 31, 1997, 27,586 expire on March 8, 2000 and 22,222 expire on March 12, 2001.

         (8) The above-named director or member of management is a party to an agreement providing such individual with a right of prior notice and first refusal to purchase shares of Common Stock which any other party to the agreement desires to sell. (See "Certain Transactions")

         (9) Excludes 942,438 shares of Common Stock subject to presently exercisable options and warrants held by certain directors and executive officers of the Company at exercise prices ranging from $12.00 to $1.125 per share. Excludes 150 shares owned by a relative of Mr. Albert Brower. Mr. Brower disclaims beneficial ownership of such shares..

                        _______________________________


                     THE BOARD RECOMMENDS A VOTE "FOR" THE
          ELECTION OF THE NOMINEES FOR CLASS I DIRECTOR NAMED ABOVE.


                       ________________________________

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         The following table sets forth information concerning the annual and long-term compensation for services rendered in all capacities to the Company by those persons who were, at December 31, 1995, the Named Executive Officers.


                                                               Annual Compensation                      Long Term Compensation

  NAME AND PRINCIPAL POSITION      FISCAL         SALARY ($)         BONUS ($)       OTHER ANNUAL       STOCK         ALL OTHER
                                    YEAR                                             COMPENSATION      OPTION       COMPENSATION
                                                                                        ($)(1)        GRANTS(#)       ($)(1)(3)
ROBERT J. GAITES                    1995             $275,000          $225,000               --        37,500          $795
  Chairman, President,              1994             $250,000          $225,000               --        25,000          $900
  Chief Executive Officer           1993             $250,000          $160,000               --        25,000          $814
JOHN YANUKLIS                       1995             $154,000          $184,905               --        23,503          $409
  Executive Vice President,         1994             $142,000          $136,186               --        22,737          $505
  Director                          1993             $135,000          $149,745               --        14,286          $503
RICHARD SCHAEFER                    1995             $125,000          $116,988               --        27,586          $397
  Vice President                    1994             $125,000          $136,619               --        15,789          $450
                                    1993             $125,000          $108,950               --        51,429          $475
EDWARD ZIEKY                        1995             $127,000           $93,214               --        10,152          $511
  Senior Vice President             1994             $115,000           $91,923               --         1,684          $580
                                    1993             $100,000           $25,268          $18,300(2)         --          $546
ELIOTT ZIEKY                        1995             $127,000           $93,214               --        10,152          $511
  Senior Vice President,            1994             $115,000           $91,923               --         1,684          $580
  Director                          1993             $100,000           $25,268          $18,300(2)         --          $546

(1) Amounts for "Other Annual Compensation" are not shown in the table as none of these perquisites exceed the lesser of (i) $50,000 or
            (ii) 10% of the Named Executive Officer's combined Salary and Bonus, except for Messrs. Edward and Eliott Zieky in 1993.

(2) Indicates a $10,200 car allowance which accounts for more than 25% of the perquisites of Messrs. Edward and Eliott Zieky.

(3) Includes only premiums paid by the Company attributable to term life insurance coverage for the Named Executive Officers.


OPTION GRANTS TABLE

         The following table sets forth information on grants of stock options to the Named Executive Officers pursuant to the Company's Restated 1986 Non-Qualified Stock Option Plan during the fiscal year ended December 31, 1995.


       Name             Options          % of Total          Exercise          Expiration     Potential Realizable Value at Assumed
                      Granted(#)           Options        Price ($/Share)         Date             Annual Rates of Stock Price
                                         Granted to                                               Appreciation for Option Term
                                          Employees
                                          in Fiscal
                                            Year
                                                                                                     5%($)             10%($)
Robert J. Gaites        37,500             20.43%             $3.625              03/08/00            $37,560            $82,990
John Yanuklis           23,503             12.81%             $3.625              03/08/00            $23,540            $52,014
Richard Schaefer        27,586             15.03%             $3.625              03/08/00            $27,630            $61,050
Edward Zieky            10,152              5.53%             $3.625              03/08/00            $10,168            $22,467
Eliott Zieky            10,152              5.53%             $3.625              03/08/00            $10,168            $22,467


AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUE TABLE

         The following table sets forth information concerning the aggregate number and value of unexercised options to purchase Common Stock held by each of the Named Executive Officers as of December 31, 1995.

                                      SHARES ACQUIRED ON              VALUE                 NUMBER OF               VALUE OF
                                         EXERCISE (#)             REALIZED ($)             UNEXERCISED             UNEXERCISED
                                                                                             OPTIONS              IN-THE-MONEY
               NAME                                                                       AT FY-END(#)               OPTIONS
                                                                                               ALL                AT FY-END ($)
                                                                                           EXERCISABLE                 ALL
                                                                                                                   EXERCISABLE
Robert J. Gaites                                      --                       --            87,500              $45,312
John Yanuklis                                         --                       --            69,526              $47,831
Richard Schaefer                                      --                       --            117,304            $148,059
Edward Zieky                                          --                       --            11,836               --
Eliott Zieky                                          --                       --            11,836               --

COMPENSATION OF DIRECTORS

         During 1995, members of the Board who were not employees of the Company received an annual retainer of $12,500, plus a fee of $1,000 for each Board and Board committee meeting attended.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The members of the Company's Compensation Committee during the fiscal year ended December 31, 1995 were Messrs. Bernstein, Gaites, Yanuklis, Mangino and Solimine. Mr. Gaites also served as President and Chief Executive Officer during the fiscal year ended December 31, 1995.

         Mr. Gaites and Mr. Yanuklis are owners in entities that lease facilities to the Company in Brooklyn, New York; Congers, New York; Vails Gate, New York and Hampton, New Jersey. Mr. Gaites' equity interests in these entities are 10%, 2%, 2% and 2%, respectively. Mr. Yanuklis' equity interests in these entities are 0%, 16%, 16% and 16%, respectively. The current annual rent on these facilities is $709,400, $260,900, $69,500 and $328,700, respectively. The lessors of the Congers, New York and Hampton, New Jersey facilities have granted the Company a right of first refusal in the event that either of the lessors desire to sell their respective properties to a third party. The Facility Leasing Independent Committee is currently negotiating with related party owners of the Company's Brooklyn, New York and Valley Stream, New York facilities for new ten year leases beyond December 31, 1996. With respect to the remaining affiliated party leases, the Company believes that the leases with such affiliated parties, at the time the leases were entered into, were on terms no less favorable to the Company than it could have obtained in arms-length negotiations with unrelated parties for similar locations in similar geographic areas.

         During 1995, the Company paid $1,052,080 in insurance premiums for the Company's property and casualty insurance to Emar Group, Inc., the insurance broker of which Mr. Solimine is president. The Company believes that the insurance premiums it pays to Emar Group, Inc. are on terms no less favorable to the Company than it could obtain in arms-length negotiations with unrelated parties for similar property and casualty insurance.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

         Under a stockholder agreement entered into as part of the 1986 IPO (as described hereinafter) among the Company, Messrs. Gaites, Yanuklis, Edward Zieky and Eliott Zieky, two other executive officers and other Company stockholders and former officers, in the event the Company terminates without cause the employment of a party to such stockholder agreement, the Company is obligated to engage the terminated party as a consultant for two years with a retainer equal to 75% of that individual's then current base salary. During such period the consultant would be barred from competing against the Company in its existing markets.

         The Company has employment agreements with each of Edward Zieky and Eliott Zieky, Named Executive Officers, providing for a current base salary of $127,000. Under their respective employment agreements, Messrs. Edward and Eliott Zieky are entitled to such group life insurance, pension, medical insurance, hospitalization, disability and similar employee benefit plans as may exist for the benefit of the executive officers of the Company generally. The employment agreements bar solicitation of similar business to that of the Company during Messrs. Edward and Eliott Zieky's respective employment and for three years thereafter. They are also barred from directly or indirectly competing with the business of the Company in a 75 mile radius for a period of two years after ceasing to be employed by the Company. If either Messrs. Edward or Eliott Zieky leave the Company for a reason other than termination for cause, at the option of the Board, they may become a consultant to the Company for a term of two years. If either or both are terminated without cause, the Company is obligated to engage them as a consultant for two years for a retainer equal to 75% of their then current base salary.

         Except as set forth above, the Company has no other termination of employment or change-in-control arrangements for the remaining Named Executive Officers.


BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         In order to enhance disclosure of the Company's policies towards executive compensation, the Compensation Committee of the Board has furnished the following report on executive compensation.


BACKGROUND

         Based upon its then existing compensation policies as a network of privately owned businesses in New York, New Jersey and Connecticut and in contemplation of the Company's reorganization for its initial public offering in November 1986 (the "1986 IPO"), the Company's executive compensation levels, plans and policies were established in consultation with the principal underwriter for the 1986 IPO. As part of this process, the base salary component of the Company's compensation package for the chief executive officer and founder of the Company, Eric D. Strober, was established at $500,000; the base salary of the operating executive officers, with profit and loss responsibilities at each of the Company's building supply yards, was established at $100,000; and the base salary of corporate executive officers, with centralized Company responsibilities, was established at $75,000. The cash performance bonus and performance stock option components of the Company's compensation package were structured to award to the chief executive officer and each of the operating executive officers (i) a cash performance bonus based upon a formula equal to 4.5% and 10.5%, respectively, of each applicable yard's profits, before bonus, acquisition costs and taxes ("net profits") requiring at least a 9% minimum net profit threshold, and (ii) performance stock options determined pursuant to a formula based upon a sliding scale percentage of net profits realized by each yard as applied to the yard managers' qualified base salary. These initial compensation levels and policies reflected the Board's evaluation of the performance of the Company's executive officers as compared to the executive officers of the Company's competitors in the New York, New Jersey and Connecticut area building materials industry.

         In 1988, the Company acquired The General Building Supply Company of Hartford, Connecticut and hired two of its operating executive officers. Each operating executive officer received a base salary of $100,000 in accordance with the then existing base salary component of the Company's compensation package and was entitled to an incentive cash bonus and stock options pursuant to the then existing formulae, except that the minimum threshold net profit was waived for 1988 through 1990.

         In 1988, upon the death of Mr. Strober and the subsequent election of Gary Kulick, President of the Company, as the Company's chief executive officer, Mr. Kulick's base salary was set at $250,000. The Company's cash performance bonus formula was revised at that time to provide for the chief executive officer and the operating executive officers to each be awarded only 2% and 10.5%, respectively, of each applicable yard's net profits and the minimum net profit threshold was reduced to a sliding scale requiring a minimum of a 6% net profit.

         In 1989, the base salaries of the corporate executive officers (excluding the chief executive officer) were increased to $100,000 to reflect management's view of the increased importance of their roles in the Company's operations on a consolidated basis and to give effect to increases in the cost of living since 1986. In addition, the Company's cash performance bonus formula was modified to provide for the chief executive officer and the operating executive officers to each be awarded 2% and 8% respectively of each applicable yard's net profits and the minimum net profit threshold was eliminated.

         In 1990, the base salaries of the operating executive officers were adjusted to establish a new range of base salaries from $100,000 to $112,500 in recognition of the increases in the cost of living since 1986. The two operating executive officers of the Hartford, Connecticut region declined any such base salary increase until business conditions in their region improved. The base salary of the operating executive officer at the Edison, New Jersey yard was reduced to $80,000 as part of an expense reduction program instituted at that yard. In addition, the Company's cash performance bonus formula was modified to provide for the chief executive officer and the operating executive officers to each be awarded 2.5% and 10%, respectively of each applicable yard's net profits without a minimum net profit threshold.

         In 1991, the cash performance bonus formula was further revised when Mr. Gaites was elected as chief executive officer to provide that the operating executive officers would continue to receive 10% of their respective yard's net profit, but the chief executive officer's cash performance bonus, if any, would be based upon the Compensation Committee's overall assessment of his performance as it affected the entire Company.

         In 1992, the base salary of the operating executive officer of the two Hudson Valley, New York yards, was increased from $112,500 to $125,000 based upon management's recommendation and the Compensation Committee's recognition of the superior performance of the yards managed by him. In addition, the Board determined that his performance warranted a promotion from Senior Vice President to Executive Vice President.

         In March 1993, based upon management's recommendation and the Compensation Committee's continued recognition of his superior performance, the same Hudson Valley, New York operating executive officer's 1993 base salary was increased by $10,000 to $135,000. In addition, the 1993 base salaries of the operating executive officer of the Valley Stream, Long Island yard and the Company's chief financial officer were each increased by $12,500 to $125,000. The 1993 base salaries of the operating executive officers of the Brooklyn, New York and New Jersey yards (three individuals in all) were increased from $100,000 to $110,000; in each case because of the Committee's recognition of their contributions to the Company.

         In March 1994, the 1994 base salary of the Hudson Valley, New York operating executive officer was increased by $7,000 to $142,000 because of the Compensation Committee's recognition of his continued superior performance. The authorized 1994 base salaries of the two operating executive officers of the Hartford, Connecticut yards were increased by $2,500 to $115,000 as a result of increased operating profits at these yards in 1993.

         In March 1995, based upon management's recommendation and the Committee's assessment of the further improvement achieved in the operating results in the Hudson Valley and Connecticut yards, the 1995 base salary of three operating executive officers of these yards was increased by a further $12,000 to $154,000, $127,000 and $127,000 respectively. In March and April
1995, based upon the Compensation Committee's recognition of the excellent credit analysis permitting a lower bad debt expense accrual and the extra efforts put forth in upgrading the Company's management information systems by the corporate executives, the 1995 base salary of the Chief Financial Officer and a corporate Senior Vice President was increased by a further $12,000 and $7,500, respectively, to $137,000 and $120,000, respectively.

         Upon consummation of the 1986 IPO, the responsibilities of the Compensation Committee included determining cash performance bonus and performance stock option formulae and the initial salary levels and subsequent salary adjustments for the chief executive officer and the operating executive officers. For fiscal year 1992, the Compensation Committee's responsibilities were extended to include determination of the salary levels and salary adjustments of the corporate executive officers. All decisions by the Compensation Committee relating to the compensation of the Company's executive officers are reviewed and approved by the full Board, except for decisions about awards under the Company's Restated 1986 Non-Qualified Stock Option Plan, which are made by the Stock Option Plan Committee.


COMPONENTS OF EXECUTIVE COMPENSATION

         The goal of the Company's executive compensation policy is to ensure that an appropriate relationship exists between executive compensation and the creation of stockholder value, while at the same time motivating and retaining key employees. To achieve this goal, the primary components of executive compensation for the prior year consisted of base salary, cash performance bonus and performance stock options based upon individual yard profitability, corporate performance and individual initiatives and performance.

         As described above, the current base salaries of the executive officers were derived from those salaries determined during the Company's reorganization in anticipation of the 1986 IPO. A comparison of the Company's compensation levels to those of the Company's competitors (generally, building materials distributors to professional contractors in the New York, New Jersey, Connecticut and Pennsylvania region) is based on estimates as most of the Company's competitors are privately owned. In light of such estimations, it is the Compensation Committee's view that the Company's levels of compensation comprised of base salary plus cash performance bonus, if any, are in the high middle range of compensation.
         Unlike many of its competitors, the Company, being a public company, grants to its executive officers and key employees options to purchase Company Common Stock as an additional incentive. To the extent these options, granted in accordance with the incentive performance formula, are exercised, the benefit derived therefrom provides additional compensation to such executives and key employees. The Stock Option Plan Committee considers such additional compensation to be justified based upon the value of the executive officers' and key employees' efforts on behalf of the Company and its stockholders.

         Awards of cash performance bonuses and grants of performance stock options to the operating executive officers follow the same incentive formulae adopted by the Company at the time of the 1986 IPO. The Compensation Committee continues to believe that these policies, as subsequently revised, are appropriate in the current environment.

         The Stock Option Plan Committee determines grants of performance stock options to the corporate executive officers, by considering the respective scope of accountability, strategic and operational goals, performance requirements and contributions of each of the corporate executive officers.

         During 1994, two subsidiary officers who were not Named Executive Officers exercised options for an aggregate of 7,704 shares at an exercise price of $3.375 all of which would have otherwise expired in December 1994. During 1995, an aggregate of 10,766 options were exercised by two subsidiary officers at exercise prices of $1.125 and $1.75, all of which would have otherwise expired in December 1996.

         As the construction market in New York, New Jersey, Connecticut and Pennsylvania stabilized during 1993 and improved in both 1994 and 1995, the Company's operating and corporate executive officers remained focused on the performance of the yards, providing superior centralized corporate services and planned for appropriate expansion. As a consequence, the Company continued to improve its overall performance, reporting $.59 per share of net income in 1995 compared to $.50 in 1994 and $.33 in 1993, consisting of the third consecutive year of net income after four years of losses since 1988 (exclusive of 1990 net income derived from recovery of insurance proceeds from the death of its founder). During the period ending in 1993, several of the Company's competitors in the professional contractor building materials market in the New York, New Jersey, Connecticut and Pennsylvania region, suffered bankruptcies and/or closed facilities as a result of the difficult and uncertain economic environment for residential and commercial construction at that time.

         Accordingly, in March 1996, the Compensation Committee and Stock Option Plan Committee determined that the existing incentive performance formulae remained appropriate for the Company. The Compensation Committee applied these formulae in awarding to operating executive officers (excluding the chief executive officer) an aggregate cash bonus of $701,632. Based on the assessment that the base salary of the Company's operating management was consistent with their performance in the 1995 fiscal year the 1996 annual base salary of Company Management was left unchanged at its 1995 levels. The Stock Option Plan Committee applied the existing incentive performance formula in granting to these operating executive officers and other key employees five year options for an aggregate of 120,862 shares at $4.50 per share (the Stock Option Plan Committee's determination of the fair market value on the date of grant). In addition, in recognition of their efforts on the Company's behalf, the Company's chief financial officer and a corporate senior vice president were granted options for 22,500 and 7,500 shares, respectively, under the same terms as those options granted to other operating executive officers.


CHIEF EXECUTIVE OFFICER COMPENSATION

         In March 1993, the Compensation Committee reviewed the improving 1992 operating results of the Company which, although still at a loss, continued to have positive cash-flow and indicated dramatic improvement in operations from the 1991 fiscal year. During 1992, the Company's sales increased by 16%, the Company had restructured its long-term debt arrangements and improved upon its already conservative credit policies. It was the Committee's decision, based upon the base salary history of the preceding chief executive officer as well as subjective factors, that Mr. Gaites' 1993 base salary be set at $250,000.
As the Company was not profitable on a consolidated basis, the Compensation Committee determined that Mr. Gaites would not receive a cash performance bonus even though six of the nine Company reporting yards realized net profit in 1992.

         In March 1994, the Compensation Committee reviewed the significant improvements in the Company's 1993 operating results which revealed that the Company turned in its best performance over the last five years as eight of the Company's reporting nine yards realized a net profit. Compared with 1992, 1993 sales were up by 14% or $14.2 million to $118,975,000 while SG&A expenses increased by only 4% and bad debt reserves were reduced from 1.5% to 1.2% of sales with the result that 1993 operating income was up by $3.3 million compared to a 1992 loss of $78,000 and 1993 net income was up by $.48 per share to $1,650,000 or $.33 per share compared to a net loss of $763,000 or $.15 loss per share in 1992. Further, from January 1993 through December 1993 the market value of the Company's outstanding common stock increased from $1.625 per share to $4.00 per share. Consequently, the Company's market capitalization during this period (excluding those shares held by Mr. Gaites) increased by approximately $10.9 million. It was the Compensation Committee's decision, based upon their subjective assessment of these improvements, that Mr. Gaites 1994 annual base salary remain at $250,000 and that he be awarded a cash performance bonus of $160,000.

         In March 1995, the Compensation Committee considered the continued improvement in the Company's 1994 operating results as eight of nine of the Company's reporting yards realized a net profit with sales up by 5% or $6.4 million to an aggregate of $125,378,000. SG&A expenses increased by only 1% while bad debt reserves were further reduced from 1.2% to 0.8%. Thus, 1994 net income increased by $.17 per share to $.50 per share for a 52% growth compared to 1993 net income of $.33 per share. Further, the Company was able to enter into a two year relationship lending arrangement with The Chase Manhattan Bank (N.A.) providing significant savings over its prior collateralized loan with its prior lender. It was the Compensation Committee's decision based on their subjective assessment of these improvements, that Mr. Gaites' 1995 annual base salary be increased $25,000 to $275,000 and that he be awarded a cash performance bonus of $225,000.

         In March 1996, the Compensation Committee considered the improvement in the Company's 1995 operating results as all of the Company's reporting yards realized a net profit with sales up only 3/10 of one percent (.3%) or $435,000 to an aggregate of $125,813,000 in spite of a reduction in new residential construction and market price reductions in lumber products. SG&A expenses decreased slightly while bad debt reserves were further reduced to less than 5/10 of one percent (.5%) resulting in an increase in 1995 net income of $.09 per share to $.59 per share; a 20% growth compared to 1994 net income of $.50 per share. During this time, the Company relocated its Farmingdale yard to larger facilities with little disruption; opened a new joint venture Architectural Wall Systems, LLC to sell exterior wall products; and opened a new 28,500 square foot facility in Bethlehem, Pennsylvania. Based upon their subject assessment of these results, it was the Compensation Committee's decision to maintain Mr. Gaites' base salary for 1996 at $275,000 and that he be awarded the same cash performance bonus of $225,000 as he received in the prior year.


         To provide additional incentive to Mr. Gaites to enhance stockholder value beyond that provided by his then current options and equity position in the Company, in March 1996 the Stock Option Plan Committee granted to Mr. Gaites an immediately exercisable five year option expiring in March 2001 for an additional 25,553 shares at $4.50 per share (its deemed fair market value on the date of grant) which the Committee subjectively believed to be appropriate due to the improved performance and profitability of the Company achieved during 1995.


         COMPENSATION COMMITTEE       STOCK OPTION PLAN COMMITTEE

         David W. Bernstein           David W. Bernstein
         Robert J. Gaites             Alvin Murstein
         Joseph Mangino, Sr.          Emil W. Solimine
         Emil W. Solimine
         John Yanuklis


COMMON STOCK PERFORMANCE GRAPH

         The following line graph compares the cumulative total stockholder return on the Common Stock during the past five fiscal years, based on the market price of the Common Stock and assuming reinvestment of dividends, with cumulative total return of companies on the NASDAQ Index and a peer group index.

             COMPARISON OF FIVE YEAR STOCKHOLDER CUMULATIVE RETURN
               THE STROBER ORGANIZATION, INC., THE NASDAQ INDEX
                        AND THE PEER GROUP INDEX (1)(2)








Edgar Representation of Data Points Used in Printed Graph

                                                  Nasdaq
                                        Peer      Market
                         Strober        Group     Index

December 31, 1990        100.00         100.00    100.00
December 31, 1991        112.50          81.86    128.38
December 31, 1992        162.50          94.52    129.64
December 31, 1993        400.00         100.32    155.50
December 31, 1994        350.00          84.63    163.26
December 31, 1995        356.25          81.49    211.77

       Assumes $100 invested on January 1, 1991
	Assumes Dividend Reinvested
       Fiscal year ending December 31, 1995







                            Year Ended December 31

COMPANY/INDEX                      BASE YEAR         1991            1992             1993             1994             1995
The Strober Organization,            $100           $112.50         $162.50          $400.00          $350.00          $356.25
Inc.(3)
Peer Group Index (4)(5)              $100           $ 81.86         $ 94.52          $100.32          $ 84.63          $ 81.49
NASDAQ Index(4)                      $100           $128.38         $129.64          $155.50          $163.26          $211.77

________________________________
    (1) Assumes $100 invested on December 31, 1990, the last trading day before the beginning of the Company's fifth preceding fiscal year.
    (2) Calculations are weighted according to stock market capitalization.
    (3) The Company has not paid dividends during this period.
    (4) Assumes dividends are reinvested.
    (5) The Peer Group Index includes Hughes Supply, Inc. (Orlando, Florida
(NYSE)), Jones Plumbing Systems, Inc. (Birmingham, Alabama (AMEX)), Moore-Handley, Inc. (Pelham, Alabama (NASDAQ)), Noland Co. (Newport News, Virginia (NASDAQ)), Standard Brands Paint Corp. (Torrance, California (NYSE)) and Wolohan Lumber Co. (Saginaw, Michigan (NASDAQ)), all of which are publicly traded. All of the Companies included in the peer group index have the same standard industry code ("SIC") as the Company. Further, each company has less than ten million shares outstanding which is comparable to that of the Company. The Peer Group Index no longer includes NHD Stores, Inc. ("NHD") (which was included in the peer group in the 1995 Proxy Statement). In May 1995, NHD was acquired in a tender offer and is no longer publicly traded.

         NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN THE COMPANY'S PREVIOUS FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, THAT MIGHT INCORPORATE FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE FOREGOING REPORT AND THE PERFORMANCE GRAPH SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS.

          APPROVAL OF THE ADOPTION OF THE STROBER ORGANIZATION, INC.
                    1996 OUTSIDE DIRECTOR STOCK OPTION PLAN

                                 (Proposal 2)

INTRODUCTION

   On March 12, 1996, the Board adopted, subject to Stockholder approval, The Strober Organization, Inc. 1996 Outside Director Stock Option Plan (the "1996 Outside Director Plan"). The purposes of the 1996 Outside Director Plan are to encourage ownership in the Company by non-employee members of the Board in order to promote long-term Stockholder value and to provide non-employee members of the Board with an incentive to continue as directors of the Company. No consideration is to be received by the Company for the granting of options under the 1996 Outside Director Plan.

   As of May 22, 1996, the current market value of the Common Stock underlying the options is $318,750 and the aggregate exercise price of such option is $337,500.

   The principal features of the 1996 Outside Director Plan are summarized below. This summary is qualified by reference to the complete text of the 1996 Outside Director Plan, which is attached as Exhibit B.


GENERAL

   The 1996 Outside Director Plan is effective, subject to Stockholder approval, as of March 12, 1996. The 1996 Outside Director Plan authorizes the grant of an option to purchase 18,750 shares of Common Stock to each of the four (4) non-employee members of the Board. There are 75,000 shares of Common Stock reserved for issuance under the Plan. The issuance of shares pursuant to the exercise of such options would result in a cash contribution to the Company of $337,500 and an approximate 1.5% dilution of the percentage ownership interest in the existing Stockholders. Management anticipates that any such dilution would occur over a number of years. The 1996 Outside Director Plan will terminate by its terms on March 12, 2001 unless further extended by the Plan Committee.


ELIGIBILITY

   Subject to Stockholder approval, as of March 12, 1996, each of the existing non-employee director (the "Optionee") received on a one-time basis an option for 18,750 shares under the 1996 Outside Director Plan.

   Options granted under the 1996 Outside Director Plan are immediately exercisable in full at the fair market value of the underlying Common Stock on the date of grant. Fair market value means the closing sales price as quoted by NASDAQ on the date of the grant which was $4.50 per share.


ADMINISTRATION

   The 1996 Outside Director Plan will be administered by a Plan Committee to be composed of two or more of the employee directors of the Board. The Committee has certain powers vested in it in the terms of the 1996 Outside Director Plan including, without limitation, the authority (within the limitations described therein) to prescribe the form of the agreement embodying the awards of options under the 1996 Outside Director Plan, to construe the 1996 Outside Director Plan, to determine all questions arising under the 1996 Outside Director Plan, and to adopt and amend all rules and regulations for the administration of the 1996 Outside Director Plan it may deem desirable. Any decision of the majority of the Plan Committee will be final and conclusive.


TRANSFERABILITY OF OPTIONS

   The rights of an Optionee under the 1996 Outside Director Plan may not be assigned or transferred other than by will or the laws of descent and distribution and may be exercised during the Optionee's lifetime only by the Optionee.


TERMINATION OF OPTION

   The term of the options granted under the 1996 Outside Director Plan expires on March 12, 2001. If an Optionee's service as a director ends for any reason, such Optionee's option will immediately terminate.


AMENDMENT OF THE 1996 OUTSIDE DIRECTOR PLAN

   The Committee which administers the 1996 Outside Director Plan can extend the term of the Plan and make other non-material changes. Any material changes to the 1996 Outside Director Plan require Stockholder approval.


FEDERAL INCOME TAX CONSEQUENCES

   An Optionee will not be subject to federal income taxation as a result of the grant of an option to purchase Common Stock under the Plan. Upon exercise of the option, the Optionee will recognize ordinary income equal to the difference (the "Spread") between the option price and the fair market value of the Shares on the date of exercise. The Company may claim an income tax deduction for the amount taxable to the Optionee as ordinary income.


               THE BOARD BELIEVES THAT APPROVAL OF THE ADOPTION OF THE 1996 OUTSIDE DIRECTOR STOCK OPTION PLAN IS IN THE BEST INTERESTS OF ALL STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" THE PROPOSED PLAN.
                           ________________________

                               NEW PLAN BENEFITS

   The following table sets forth the number of shares of Common Stock subject to options to be granted to each of the following under the 1996 Outside Director Plan.

                 NAME AND POSITION                                             1996 OUTSIDE DIRECTOR PLAN{1}
ROBERT J. GAITES, Chairman of the Board, President                                           0
and Chief Executive Officer of the Company
JOHN YANUKLIS, Director and Executive Vice                                                   0
President of the Company and President of Strober
King Building Supply Centers, Inc.
RICHARD SCHAEFER, Vice President of the Company                                              0
and Executive Vice President of Strober Long
Island Building Material Centers, Inc.
EDWARD ZIEKY, Senior Vice President of the Company                                           0
and Senior Vice President of The General Building
Supply Company
ELIOTT ZIEKY, Director and Senior Vice President                                             0
of the Company and Senior Vice President of The
General Building Supply Company
Executive Group                                                                              0
Non-Executive Director Group                                                              75,000
Non-Executive Employee Group                                                                 0

**FOOTNOTES**

{(1)}Employees of the Company are ineligible to participate. A copy of such plan is included as Exhibit A.

                        INDEPENDENT PUBLIC ACCOUNTANTS

                                 (Proposal 3)

   The Board and the Audit Committee have approved the selection of KPMG Peat Marwick LLP as the Company's independent public accountants for the fiscal year ending December31, 1996. KPMG Peat Marwick LLP has audited the books and records of the Company since 1986. Representatives of such firm plan to attend the Meeting and will be available to answer appropriate questions. Such representatives will also have an opportunity to make a statement at the Meeting if they so desire. The Company is asking Stockholders to ratify the selection of KPMG Peat Marwick LLP as the Company's independent public accountants for the fiscal year ending December 31, 1996. The affirmative vote of the holders of a majority of the votes cast is required to ratify the selection of such firm as the Company's independent public accountants. In the event the Stockholders fail to ratify the appointment, the Board will consider it as a direction to select other public accountants. Even if the selection is ratified, the Board in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Board feels that such a change would be in the best interests of the Company and its Stockholders.


   THE BOARD RECOMMENDS A VOTE "FOR" THE RATIFICATION
   OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY.


                  ______________________________________

                                 MISCELLANEOUS

CERTAIN TRANSACTIONS

   Certain of the Company's building supply centers are leased from corporations or partnerships wholly-owned by existing and former members of management, major stockholders and their families, including Messrs. Brower, Gaites, Guerin, Schaefer, Yanuklis, Young, Edward N. Zieky, Eliott Zieky and Ms. Sue Strober, as follows: 550 Hamilton Avenue, Brooklyn, New York, (current annual rental of $709,400); 370 West Merrick Road, Valley Stream, New York (current annual rental of $262,000); 345 West Merrick Road, Valley Stream, New York (current annual rental of $137,700); 102 North Route 9W, Congers, New York (current annual rental of $260,900); 125 Temple Hill Road, Vails Gate, New York (current annual rental of $69,500); Route 175 West, Hampton, New Jersey (current annual rental of $328,700); 363, 367, 405 Ellington Road, East Hartford, Connecticut (current annual rental of $350,400); and 580 Tolland Street, East Hartford, Connecticut (current annual rental $138,200).

   The Facility Leasing Independent Committee is currently negotiating with related party owners of the Company's Brooklyn, New York and Valley Stream, New York facilities for new ten year leases beyond December 31, 1996. With respect to the remaining affiliated party leases, the Company believes that the leases with such affiliated parties, at the time the leases were entered into, were on terms no less favorable to the Company than it could have obtained in arms-length negotiations with unrelated third parties for similar locations in similar geographic areas. It is contemplated that all future locations of the Company will either be owned by the Company or leased from unrelated third parties.

   The Company, Sue Strober, certain current executive officers of the Company and certain former executive officers and directors of the Company (including the estate of Eric D. Strober) are parties to an agreement entered into in 1986 and subsequently amended providing such parties with prior notice and a right of first refusal to purchase shares of the Company's Common Stock which any of the parties desires to sell.

   During 1993, the Company refinanced its subordinated debt with the former owners of The General Building Supply Company which the Company purchased in 1988. This debt had a maturity date of January 15, 1994 in the amount of $3,500,000. On October 1, 1993, the subordinated noteholders exchanged $3,500,000 of subordinated notes ("old notes") for new subordinated notes ("new notes") in the like amount of $3,500,000. The "new notes" are due September 1, 1996 and were to be paid with 36 consecutive monthly payments of $97,222 plus interest at 8% per annum. Also, on October 1, 1993, the accrued interest on the "old notes" in the amount of $195,808 was paid and the noteholders surrendered warrants to acquire 300,000 shares of common stock at an exercise price of $2.00 per share.

   At December 31, 1995 two of the noteholders, Eliott Zieky and Edward Zieky, were employed by the Company as senior vice presidents. The amounts owed to Eliott Zieky and Edward Zieky at December 31, 1995 were $81,083 and $91,000, respectively. Edward Zieky's brother (who is also Eliott Zieky's first cousin) is a building contractor who purchased $388,000 of building supplies from the Company in 1995 on terms no less favorable to the Company that it could obtain in arms-length negotiations with unrelated third parties.


STOCKHOLDER PROPOSALS

   Proposals of security holders intended to be presented at the 1997 annual meeting of Stockholders must be received by the Company by March 17, 1997, in order to be eligible for inclusion in the proxy statement and form of proxy of the Company for that meeting.

   Stockholders wishing to bring proposals or director nominations before an annual meeting must comply with certain provisions of the Company's By-laws, which require certain information to be provided in connection with the submission of stockholder proposals or director nominations and which set forth certain timing requirements with respect thereto.


COST OF SOLICITATION

   The cost of soliciting proxies will be borne by the Company, including expenses in connection with the preparation and mailing of this Proxy Statement and all papers which accompany or may hereafter supplement it. The solicitation will be made by mail. The Company will also supply brokers or persons holding stock in their names or in the names of their nominees with such number of proxies, proxy materials and annual reports as they may require for mailing to beneficial owners, and will reimburse them for their reasonable expenses in connection therewith. To the extent necessary in order to assure sufficient representation, officers, directors and employees of the Company may be engaged to assist in the solicitation of proxies without remuneration therefor by mail, telephone or personal interview.


FILINGS UNDER SECTION 16(A)

   Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership of such securities with the Securities and Exchange Commission and the National Association of Securities Dealers, Inc. Officers, directors and greater than ten percent beneficial owners are required by applicable regulations to furnish the Company with copies of all Section 16(a) forms they file.

   Based solely upon a review of the copies of the forms furnished to the Company, or written representations from certain reporting persons that no Forms 5 were required, the Company believes that during the 1995 fiscal year all of its officers and directors complied with all applicable filing requirements.


OTHER MATTERS

   As of the date of this Proxy Statement, no other matter is known which will be brought before the Meeting. However, if any other matter properly comes before the Meeting, or any adjournment thereof, the persons voting the proxies will vote on these matters in accordance with their best judgment.


VOTE REQUIRED

   Each Stockholder is entitled to one vote for each share of stock registered in the Stockholder's name. Directors are elected by a plurality of the votes cast by holders of shares entitled to vote in the election. All other corporate action is authorized by a majority of the votes cast. Under Delaware law the aggregate number of votes entitled to be cast by all Stockholders present in person or represented by proxy at the Meeting, whether those Stockholders vote "for", "against" or abstain from voting, will be counted for purposes of determining the minimum number of affirmative votes required for approval of matters to be voted on at the Meeting, and the total number of votes cast "for" those matters will be counted for purposes of determining whether sufficient affirmative votes have been cast. An abstention from voting on a matter by a Stockholder present in person or represented by proxy at the Meeting has the same legal effect as a vote "against" the matter even though the Stockholder or interested parties analyzing the results of the voting may interpret such a vote differently.


   UPON WRITTEN REQUEST OF A RECORD HOLDER OR BENEFICIAL OWNER OF COMMON STOCK ENTITLED TO VOTE AT THE MEETING, THE COMPANY WILL PROVIDE WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE YEAR ENDED DECEMBER 31, 1995. REQUESTS SHOULD BE MAILED TO:

               CORPORATE TREASURER
               THE STROBER ORGANIZATION, INC.
               550 HAMILTON AVENUE
               BROOKLYN, NEW YORK  11232


                                                THE STROBER ORGANIZATION, INC.



                                                David J. Polishook
                                                Secretary

Brooklyn, New York
June 14, 1996

                                   EXHIBIT A


                        THE STROBER ORGANIZATION, INC.
                    1996 OUTSIDE DIRECTOR STOCK OPTION PLAN




1.       PURPOSE

         The purpose of the Strober Organization, Inc. 1996 Outside Director stock Option Plan (the "PLAN") is to provide additional incentive to exceptional persons to serve as outside directors on the Board of Directors (the "BOARD") of The Strober Organization, Inc. (the "COMPANY") or its subsidiaries. The purposes of the Plan are to encourage ownership in the Company by non-employee members of the Board in order to promote long-term Stockholder value and to provide non-employee members of the Board with an incentive to continue as directors of the Company.

2.       GRANT OF OPTIONS

         (a) As of March 12, 1996, each of the four (4) nonemployee directors will be granted an option ("OPTION") to purchase 18,750 shares of the Company's Common Stock, par value $.01 per share ("SHARES").

         (b) The maximum number of Shares that may be issued upon the exercise of Options shall not exceed 75,000 Shares, subject to adjustment as provided in paragraph 8. Shares issued under this Plan may be authorized but unissued or held in treasury. If any outstanding Options, or any portion thereof, expire, lapse, terminate for any reason (other than the exercise thereof) or are exchanged or substituted, the Shares subject to the unexercised portion of such Options may again be the subject of Options under this Plan.
In no event will any Options be granted under this Plan after March 12, 2001.

3.       TERMS AND CONDITIONS OF OPTIONS

         Each Option will be evidenced by an agreement executed by the Company and the recipient which will include the following terms and conditions:

         (a)   EXERCISE PRICE

         The exercise price of the Option was established at $4.50, the fair market value determined on the date of grant of the Option as the closing sales price as quoted by the National Association of Securities Dealers Automated Quotation System ("NASDAQ") on the date of the grant.

         (b)   TERM OF OPTIONS

         Each Option will be outstanding for a term expiring on March 12, 2001 and will be exercisable in the manner set forth in paragraph 3(e).

         (c)   NON-TRANSFERABILITY OF OPTIONS

         Options will not be transferable by the optionee other than by will or by the laws of descent and distribution and may be exercised during the optionee's lifetime only by the optionee.

         (d)   TERMINATION OF OPTIONS

         If an optionee's service as a director ends for any reason, such optionee's Option will immediately terminate.

         (e)   EXERCISE OF OPTIONS

         Each Option will be fully exercisable on the date of grant. The optionee, upon written notice to the Company, may exercise an Option in accordance with any procedure that the Company may establish. Any exercise of an Option will be effected by payment of the full exercise price, either by payment in cash, payment by delivery of previously owned Shares or a combination of payment in cash or delivery of Shares, and any required withholding tax shall be paid by the optionee in full at the time an Option is exercised.

4.       AMENDMENT OR TERMINATION

         The Committee may at any time amend or terminate this Plan, including extending the term of the Plan; provided that no such amendment or termination shall adversely affect or impair the rights of optionees. In addition, the Committee may accept the surrender of outstanding options (up to the extent not theretofore exercised) and authorize the granting of new options in substitution therefor (to the extent not theretofore exercised).

5.       INDEMNIFICATION OF THE COMMITTEE

         In addition to such other rights or indemnification as they may have, the members of the Committee shall be indemnified by the Company against all costs and expenses (including legal fees) reasonably incurred by them (or any of them) in connection with any action, suit or proceeding to which they (or any of them) may be a party by reason of any action taken or any failure to act under or in connection with the Plan or any award granted pursuant thereto and against all amounts paid by them in settlement thereof, provided such settlement is approved by legal counsel selected by the Company or is paid by them in satisfaction of a judgment in any action, suit or proceeding. Upon institution of any such action, suit or proceeding, the person desiring indemnification will give the Company an opportunity, at its own expense, to defend the same.

6.       EXPENSES

         All expenses and costs in connection with the administration of the Plan will be paid by the Company.

7.       ADJUSTMENTS

         In the event of any change in the Shares by reason of a stock dividend, recapitalization, reclassification, stock split, combination of shares, corporate transaction, or similar event, the number of Shares covered by an Option and the exercise price will be adjusted to reflect such change as the Committee, in its sole discretion, deems appropriate.

8.       LIABILITY OF COMPANY

         The liability of the Company under this Plan and any sale made hereunder is limited to the obligations set forth with respect to such transfer and nothing herein contained shall be construed to impose any liability on the Company in favor of any optionee with respect to any loss, cost or expense which an optionee may incur in connection with or arising out of any transaction in connection therewith.

9.       NOTICES

         Any notice or other communication required or permitted to be made or given hereunder shall be sufficiently made or given if sent by certified mail addressed to an optionee at his address as set forth in the regular books and records of the Company, or its subsidiaries, and if to the Company, addressed to it at its principal office.

10.      APPLICATION OF FUNDS

         The proceeds received by the Company from the sale of Shares subject to Options may be commingled with any other corporate funds and used for any corporate purpose.

11.      GOVERNING LAW

         All questions arising with respect to the provisions of the Plan will be determined by application of the laws of the State of New York, except to the extent that New York law is preempted by federal statute. The obligation of the Company to sell and deliver Options or Shares hereunder is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such Options or Shares and compliance with all applicable laws, and may be deferred pending such approval and compliance.

                                [FORM OF PROXY]

                        THE STROBER ORGANIZATION, INC.

          PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS JULY 11, 1996

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints Robert J. Gaites and David Polishook, and each or either of them, proxies of the undersigned, with full power of substitution, in each of them, to appear and vote all shares of common stock of The Strober Organization, Inc., held of record by the undersigned at the close of business on May 22, 1996 at the Annual Meeting of Stockholders to be held on July 11, 1996 and at any adjournment or adjournments thereof, with all powers the undersigned would possess if present, as indicated below on all matters mentioned in the Notice and Proxy Statement for said meeting, and at their discretion on all other matters that may properly come before the meeting.

               For   Withheld    The Election of the following two persons as
Class I
1. Elections of[   ] [   ]       directors:
   Directors                     Emil W. Solimine and Eliott Zieky

   For, except vote withheld from the following nominee:

   _____________________________________________________

                                 For   Against  Abstain
2. Approval of adoption of the   [   ] [   ]    [   ]
   Company's 1996 Outside Director
   Stock Option Plan.

3. Ratification of the appointment of[   ][   ] [   ]
   KPMG Peat Marwick LLP as
   independent auditors for the
   fiscal year ending December 31, 1996.

   UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR ALL PROPOSALS.

   PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

SIGNATURE(S):__________________________________DATE:___________________

NOTE: Please date and sign exactly as your name appears on your stock certificate. Give full title when signing as executor, administrator, trustee, attorney, guardian or custodian for a minor. Signatures for corporations and partnerships should be in the corporate or firm name by a duly authorized person. If shares are held by joint tenants, both should sign.